EXHIBIT 10.(1)




























                             DISTRIBUTION AGREEMENT


                                 by and between


                          FLORIDA PROGRESS CORPORATION,
                             a Florida corporation,


                                       and


                       ECHELON INTERNATIONAL CORPORATION,
                             a Florida corporation,


                          Dated as of December 16, 1996




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
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                                TABLE OF CONTENTS


                                                                                     Page

                                    ARTICLE I
                        DEFINITIONS.................................................  2
1.1   General......................................................................... 2
1.2   References to Time............................................................. 10
1.3   References; Interpretation..................................................... 10

                                   ARTICLE II

      CERTAIN TRANSACTIONS PRIOR TO THE DISTRIBUTION DATE............................ 10
2.1   Transfer of Assets............................................................. 10
2.2   Articles of Incorporation; By-laws; Rights
      Agreement...................................................................... 10
2.3   Issuance of Stock.............................................................. 10
2.4   Registration and Listing....................................................... 11
2.5   Echelon Board.................................................................. 11
2.6   Notices to Third Parties....................................................... 11
2.7   Licenses and Permits........................................................... 11
2.8   Settlement of Intercompany Accounts............................................ 12
2.9   Indebtedness and Capital Structure............................................. 12
2.10  Resignations................................................................... 12
2.11  Ancillary Agreements........................................................... 13
2.12  No Representations or Warranties............................................... 13
2.13  Certain Contingent Liabilities................................................. 13

                                   ARTICLE III

                         THE DISTRIBUTION............................................ 14
3.1   Record Date and Distribution Date.............................................. 14
3.2   The Agent...................................................................... 14
3.3   Delivery of Share Certificates to Agent........................................ 14


                                   ARTICLE IV

                       INDEMNIFICATION............................................... 15
4.1   Indemnification................................................................ 15
4.2   Procedures for Indemnification for Third-Party
      Claims......................................................................... 15
4.3   Remedies Cumulative............................................................ 17
4.4   Indemnification Payments....................................................... 17

                                    ARTICLE V

                        CERTAIN ADDITIONAL COVENANTS................................. 18
5.1   Assumption and Satisfaction of Liabilities..................................... 18
5.2   Intercompany Agreements........................................................ 18
5.3   Guarantees..................................................................... 19
5.4   Further Assurances............................................................. 21
5.5   Witness Services............................................................... 21



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                          TABLE OF CONTENTS (continued)


                                                                                     Page

5.6    Certain Post-Distribution Transactions........................................ 21
5.7    Certain Agreements of Echelon................................................. 22
5.8    Corporate Names............................................................... 22
5.9    Transfers Not Effected Prior to the
       Distribution; Transfers Deemed Effective as of
       the Distribution Date......................................................... 23

                                   ARTICLE VI

                         ACCESS TO INFORMATION....................................... 24
6.1    Provision of Corporate Records................................................ 24
6.2    Access to Information......................................................... 24
6.3    Reimbursement; Other Matters.................................................. 25
6.4    Retention of Records.......................................................... 25
6.5    Confidentiality............................................................... 25
6.6    Privileged Matters............................................................ 26
6.7    Ownership of Information...................................................... 28
6.8    Limitation of Liability....................................................... 28
6.9    Other Agreements Providing for Exchange of
       Information................................................................... 28

                                   ARTICLE VII

                          ADMINISTRATIVE SERVICES.................................... 28
7.1    Performance of Services....................................................... 28
7.2    Independence.................................................................. 28

                                  ARTICLE VIII

                          DISPUTE RESOLUTION......................................... 29
8.1    Negotiation.  ................................................................ 29
8.2    Arbitration................................................................... 29
8.3    Continuity of Service and Performance......................................... 30

                                   ARTICLE IX


                INSURANCE............................................................ 30

                                    ARTICLE X


                MISCELLANEOUS........................................................ 31
10.1   Complete Agreement; Construction.. ........................................... 31
10.2   Ancillary Agreements.......................................................... 31
10.3   Counterparts.................................................................. 31
10.4   Survival of Agreements........................................................ 31
10.5   Expenses...................................................................... 31
10.6   Notices....................................................................... 32
10.7   Waivers....................................................................... 32
10.8   Amendments.................................................................... 32
10.9   Assignment.................................................................... 32

                                       ii



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10.10  Successors and Assigns........................................................ 33
10.11  Termination................................................................... 33
10.12  Subsidiaries.................................................................. 33
10.13  Third Party Beneficiaries..................................................... 33
10.14  Title and Headings............................................................ 33
10.15  Exhibits and Schedules........................................................ 33
10.16  GOVERNING LAW................................................................. 34
10.17  Consent to Jurisdiction....................................................... 34
10.18  Severability.................................................................. 34

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                             Exhibits and Schedules


EXHIBIT A                         Form of PCH Note

Schedule 1.1(a)                   Retained Assets of the Florida Progress Group,
                                     if any
Schedule 1.1(b)                   Retained Liabilities of the Florida Progress,
                                    Group, if any
Schedule 2.8                      Settlement of Intercompany Accounts
Schedule 5.2(a)                   Intercompany Agreements which are not to be
                                     Cancelled
Schedule 5.2(b)                   Intercompany Agreements which are not to be
                                     Cancelled
Schedule 5.3(a)                   Guarantees and Obligations by the Florida
                                  Progress Group


                                       iii



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
                             DISTRIBUTION AGREEMENT


                  This DISTRIBUTION AGREEMENT, dated as of December 16, 1996, by and between FLORIDA PROGRESS CORPORATION, a Florida corporation ("Florida
Progress"), and ECHELON INTERNATIONAL CORPORATION, a Florida corporation and a wholly owned subsidiary of Florida Progress ("Echelon").


                              W I T N E S S E T H:

                  WHEREAS, prior to entering into this Agreement, the Echelon
Group consisted of (i) Progress Credit Corporation ("PCC"), a Florida corporation and a direct, wholly owned subsidiary of Progress Capital Holdings, Inc. ("PCH"), (ii) Talquin Development Company ("Talquin"), a Florida corporation and a direct, wholly owned subsidiary of PCC, (iii) Progress Leasing
Corporation ("Progress Leasing"), a Florida corporation and a direct, wholly owned subsidiary of PCC, (iv) Echelon, formerly known as PLC Leasing Corporation
("PLC Leasing") and a direct, wholly owned subsidiary of Progress Leasing and
(v) their respective Subsidiaries;

                  WHEREAS, prior to entering into this Agreement, (i) Talquin merged with and into PCC, (ii) PCC merged with and into Progress Leasing and
(iii) Progress Leasing merged with and into Echelon, which, as a result of such merger, became the successor to Talquin, PCC and Progress Leasing (collectively, the "Pre- Distribution Mergers");

                  WHEREAS, it has been proposed that Florida Progress distribute the shares of Echelon Common Stock (and Echelon Rights) to Florida Progress stockholders and enter into this Agreement and effect the Distribution and the other transactions contemplated hereby, subject to the terms and conditions set forth herein and in the Ancillary Agreements;

                  WHEREAS, the respective Boards of Directors of Florida
Progress, PCH and Echelon have duly considered the foregoing, have determined the Distribution and the other transactions contemplated hereby to be desirable and in the best interests of Florida Progress, PCH and Echelon, respectively;

                  WHEREAS, the Distribution is intended to qualify as a tax-free spin-off under Section 355 of the Code; and

                  WHEREAS, the parties hereto have determined that it is necessary and desirable to set forth their agreements that will govern certain matters prior to and following the Distribution;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:




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                             2



                                    ARTICLE I

                                   DEFINITIONS

                  1.1 General. As used in this Agreement, the following terms shall have the following meanings:

                  Action: any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  Affiliate: with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

                  Agent: The First National Bank of Boston, as the distribution agent appointed by Florida Progress to distribute the shares of Echelon Common
Stock pursuant to the Distribution.

                  Agreement: this Agreement, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, together with all Schedules and Exhibits attached hereto or delivered simultaneously herewith.

                  Agreement Disputes:  as defined in Section 8.1 hereof.

                  Aircraft:  as defined in Section 5.3 hereof.

                  Ancillary Agreements: all of the written agreements, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Employee Benefits Allocation Agreement, the PCH Note, the Tax Sharing Agreement and the Transition Services Agreement, and any exhibit, schedule or appendix to any of the foregoing.

                  Assets: assets, properties and rights (including goodwill), wherever located, whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including, without limitation, the following:

                 (i) all accounting and other books, records and files
                     whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                (ii) all apparatus, computers and other electronic data
                     processing equipment, fixtures, machinery, equipment, furniture, office equipment,



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                     automobiles, trucks, aircraft and other
                     transportation equipment, special and general
                     tools, test devices, prototypes and models and
                     other tangible personal property;

               (iii) all inventories of materials, parts, raw
                     materials, supplies, work-in-process and finished goods and products;

                (iv) all interests in real property of whatever
                     nature, including easements, whether as
                     owner, mortgagee or holder of a Security
                     Interest in real property, lessor,
                     sublessor, lessee, sublessee or otherwise;

                 (v) all interests in any capital stock or other equity
                     interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                (vi) all license agreements, leases of personal
                     property, open purchase orders for raw
                     materials, supplies, parts or services,
                     unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

               (vii) all deposits, letters of credit and performance
                     and surety bonds;

              (viii) all written technical information, data,
                     specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                (ix) all intellectual property, including
                     patents, copyrights, trade names,
                     trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, data bases, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

                (x)  all computer applications, programs and
                     other software, including operating
                     software, network software, firmware,
                     middleware, design software, design tools, systems documentation and instructions;

               (xi) all cost information, sales and pricing data, customer prospect lists, supplier records,



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                      customer and supplier lists, customer and vendor
                      data, correspondence and lists, product
                      literature, artwork, design, development and
                      manufacturing files, vendor and customer
                      drawings, formulations and specifications,
                      quality records and reports and other books,
                      records, studies, surveys, reports, plans
                      and documents;

               (xii)  the right to receive mail and other
                      communications;

              (xiii) all prepaid expenses, trade accounts and other accounts and notes receivables;

               (xiv) all rights under leveraged leases, direct finance leases, operating or other equipment leases or other contracts or agreements, all claims or rights against any Person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, chooses in action or similar rights, whether accrued or contingent;

                (xv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

               (xvi) all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any governmental authority;

              (xvii) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

             (xviii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  Business Plan: the Echelon business plan set forth in the Progress Credit Corporation Ten-Year Financial Projections and Assumptions 1997-2006.

                  Code: the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  Distribution: the distribution on the Distribution Date to holders of record of shares of Florida Progress Common Stock as of the Record
Date of the Echelon Common Stock owned by Florida Progress on the basis of one share of Echelon Common Stock for each 15 outstanding shares of Florida Progress
Common Stock.




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                  Distribution Date:  the date fixed by the Board of
Directors of Florida Progress as the date on which the
Distribution is to be effected.

                  Echelon:  as defined in the recitals to this Agreement.

                  Echelon Assets: collectively, all of the rights and Assets
(excluding Tax and employee-related Assets) of the parties hereto or any of their respective Subsidiaries primarily relating to the Echelon Business, including (i) all rights and Assets of Echelon under this Agreement or any Ancillary Agreement (or any exhibit, schedule or appendix hereto or thereto) and
(ii) the Assets included on the Echelon Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by any member of the Florida Progress Group or the Echelon Group primarily relating to the Echelon
Business after the date of the Echelon Balance Sheet, but excluding (x) any Assets included on the Echelon Balance Sheet which have been disposed of after the date of the Echelon Balance Sheet, and (y) any Assets identified or set forth on Schedule 1.1(a) hereto.

                  Echelon Balance Sheet: the consolidated balance sheet of Echelon, including the notes thereto, as of September 30, 1996, set forth in the Information Statement.

                  Echelon Business: all of the businesses and operations conducted directly or indirectly at any time by any member of the Echelon Group which relate to real estate development, real estate management, or real estate, aircraft or other equipment finance, lending and/or leasing, and all of the businesses and operations conducted by any member of the Echelon Group directly or indirectly on or after the Distribution Date, including, in each case, any investment managed by any such Person.

                  Echelon Common Stock: the common stock, par value $.01 per share, of Echelon, together with the Echelon Rights.

                  Echelon Group: Echelon, as successor to the group of companies consisting of PCC, Talquin, Progress Leasing and PLC Leasing Corporation, the
Subsidiaries thereof, and any Persons which may hereafter be organized or acquired directly or indirectly as Echelon Subsidiaries.

                  Echelon Indemnitees: each member of the group of companies which formerly comprised the Echelon Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  Echelon Investments: any corporation, partnership or other business entity, in which any member of the Echelon Group has owned or will own any equity interest or other investment and which relates to the business and operations conducted by Echelon



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or any Echelon Subsidiary, other than a member of the Florida
Progress Group.

                  Echelon Liabilities: collectively, all Liabilities (other than
Tax and employee-related Liabilities, which shall be the subject of the Tax
Sharing Agreement and Employee Benefits Allocation Agreement, respectively) of the parties hereto or any of their respective Subsidiaries (whenever arising, whether prior to, at or after the Effective Time) primarily arising out of or in connection with or otherwise relating to the management or conduct, before or after the Effective Time, of the Echelon Business, or the Echelon Assets, and including, (i) all the Liabilities of Echelon under this Agreement or any Ancillary Agreement (or any exhibit, schedule or appendix hereto or thereto),
(ii) Liabilities reflected on the Echelon Balance Sheet or the accounting records supporting such balance sheet and any Liabilities assumed or incurred by any member of the Florida Progress Group or the Echelon Group primarily arising out of or in connection with or otherwise relating to the Echelon Business after the date of the Echelon Balance Sheet, and (iii) all Liabilities relating to or involving the Echelon Business or the current, former or future Assets or operations of any member of the Echelon Group which arise under, relate to or are based upon any law, statute, regulation, rule, judgment, decree, rule of common law or any similar requirement relating to hazardous or toxic substances or materials or to the protection of human health or the environment; provided, however, that any Liabilities set forth or identified on Schedule 1.1(b) hereto shall not be Echelon Liabilities and shall instead be deemed hereunder to constitute Florida Progress Liabilities.

                  Echelon Rights: the preferred stock purchase rights of Echelon issued pursuant to the Rights Agreement dated as of November 15, 1996 by and between Echelon and The First National Bank of Boston, as Rights Agent.

                  Echelon Subsidiaries: all Subsidiaries of Echelon and all Echelon Investments.

                  Effective Time: 12:01 a.m., St. Petersburg, Florida time, on the Distribution Date.

                  Employee Benefits Allocation Agreement:  the Employee
Benefits Agreement dated as of December 16, 1996, between Florida
Progress and Echelon.

                  Employee Benefit Plan:  has the meaning set forth in
Section 1.1 of the Employee Benefits Allocation Agreement.

                  Exchange Act: the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.




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                             7



                  Florida Progress: as defined in the recitals to this Agreement.

                  Florida Progress Assets: collectively, all of the rights and Assets of Florida Progress or any direct or indirect Subsidiary of Florida
Progress, including any Assets acquired under this Agreement or any Ancillary
Agreement, but excluding the Echelon Assets.

                  Florida Progress Business: all of the businesses and operations conducted at any time, whether prior to, on or after the Distribution Date, by any direct or indirect Subsidiary of Florida Progress, other than the Echelon Business.

                  Florida Progress Common Stock: the common stock, without par value, of Florida Progress.

                  Florida Progress Group:  Florida Progress and the
Florida Progress Subsidiaries, other than Echelon and other members of the Echelon Group.

                  Florida Progress Indemnitees: each member of the Florida Progress Group, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

                  Florida Progress Liabilities: collectively, all obligations and Liabilities of Florida Progress or any direct or indirect Subsidiary of Florida Progress, including all Liabilities incurred under this Agreement or any Ancillary Agreement, but excluding the Echelon Liabilities.

                  Florida Progress Subsidiaries:  all Subsidiaries of
Florida Progress, other than Echelon and the other members of the Echelon Group (including the Echelon Investments).

                  Group:  the Florida Progress Group or the Echelon
Group.

                  Indemnifiable Losses: any and all losses, Liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' fees and any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential
Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

                  Indemnifying Party:  as defined in Section 4.2 hereof.

                  Indemnitee:  as defined in Section 4.2 hereof.

                  Information Statement: the information statement to be included in the Registration Statement and sent to Florida



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Progress stockholders in connection with the Distribution, including any amendment or supplement thereto.

                  Liabilities: any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses (including allocated costs of in-house counsel and other personnel), whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

                  NYSE:  the New York Stock Exchange.

                  PCC:  as defined in the recitals to this Agreement.

                  PCH:  as defined in the recitals to this Agreement.

                  PCH Note: the note to be issued by Echelon to PCH upon the Distribution in substantially the form of Exhibit A hereto.

                  Person: any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.


                  PLC Leasing: as defined in the recitals to this Agreement.

                  Pre-Distribution Mergers: as defined in the recitals to this Agreement.

                  Progress Leasing: as defined in the recitals to this Agreement.




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                             9



                  Record Date:  December 5, 1996.

                  Records:  as defined in Section 6.1 hereof.

                  Registration Statement: the registration statement on Form 10 to effect the registration of the Echelon Common Stock pursuant to the Exchange Act.

                  Rules:  as defined in Section 8.2 hereof.

                  SEC:  the Securities and Exchange Commission.

                  Securities Act: the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  Security Interest: any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  Subsidiary: with respect to any specified Person, any corporation, partnership or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body; provided, however, that, except for the definitions of "Florida Progress Assets," "Florida Progress
Liabilities" and "Florida Progress Business," for purposes of this Agreement, Echelon and the Echelon Subsidiaries shall not be deemed to be Subsidiaries of Florida Progress or any of the Florida Progress Subsidiaries.

                  Talquin:  as defined in the recitals to this Agreement.

                  Tax:  as defined in the Tax Sharing Agreement.

                  Tax Sharing Agreement: the Tax Sharing Agreement dated as of December 16, 1996, between Florida Progress and Echelon.

                  Third-Party Claim:  as defined in Section 4.2 hereof.

                  Transfer Agent:  as defined in Section 2.3 hereof.

                  Transition Services Agreement:  the Transition Services
Agreement dated as of December 16, 1996, between Florida Progress and Echelon.

                  1.2 References to Time. All references in this Agreement to times of the day shall be to St. Petersburg, Florida time.




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                             10



                  1.3 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, such Agreement. Unless the context otherwise requires, the words "hereof,"
"hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.


                                   ARTICLE II

               CERTAIN TRANSACTIONS PRIOR TO THE DISTRIBUTION DATE

                  2.1 Transfer of Assets. Except as otherwise specifically set forth in this Agreement or any Schedule hereto or in any Ancillary Agreement, on or prior to the Distribution
Date:

                  (a) Florida Progress shall, on behalf of itself and the Florida Progress Subsidiaries, transfer or cause to be transferred to Echelon all of Florida Progress's and the Florida Progress Subsidiaries' right, title and interest in the Echelon Assets, and

                  (b) Echelon shall, on behalf of itself and the Echelon
Subsidiaries, transfer to Florida Progress or another member of the Florida
Progress Group all of Echelon's and the Echelon Subsidiaries' right, title and interest in the Florida Progress Assets.

                  2.2 Articles of Incorporation; By-laws; Rights Agreement.
Prior to the Distribution Date, Florida Progress and Echelon shall take (or shall have taken) all action necessary so that, at the Distribution Date, the Articles of Incorporation, By-laws and Rights Agreement of Echelon shall be in the forms attached as exhibits to the Registration Statement.

                  2.3 Issuance of Stock. (a) Echelon shall issue (or shall have issued) to PCH, a direct, wholly owned subsidiary of Florida Progress, as a stock dividend, such number of shares of Echelon Common
Stock as will be required to effect the Distribution, as certified by Florida
Progress's stock transfer agent (the "Transfer Agent"). In connection therewith
Florida Progress shall cause (or shall have caused) PCH to deliver to Echelon for cancellation the share certificate then held by PCH representing shares of Echelon Common Stock, and PCH shall receive (or shall have received) a new certificate representing



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                             11



the total number of shares of Echelon Common Stock to be owned by PCH after giving effect to such stock dividend.

                  (b) Florida Progress shall cause (or shall have caused) PCH to issue to Florida Progress as a stock dividend all of the shares of Echelon
Common Stock owned by PCH after receipt of the dividend contemplated by the preceding paragraph (a).

                  2.4      Registration and Listing.  Prior to the
Distribution Date:

                  (a) The parties hereto shall use reasonable efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

                  (b) Echelon shall prepare, file and seek to make effective, an application for the listing of the Echelon Common Stock on the NYSE, subject to official notice of issuance.

                  (c) The parties hereto shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto, including any amendments to the Registration Statement, which are necessary or appropriate in order to effect the transactions contemplated hereby or to reflect the establishment of, or amendments to, any Employee Benefit Plans contemplated hereby or by the Employee Benefits
Allocation Agreement requiring registration under the Securities Act.

                  2.5 Echelon Board. Prior to the Distribution Date, the parties hereto shall take (or shall have taken) all steps necessary so that, effective immediately after the Distribution, the Board of Directors of Echelon shall be comprised of those individuals so named in the Information Statement.

                  2.6 Notices to Third Parties. In addition to the actions described in Section 2.7 hereof, Echelon shall, and the members of the Florida
Progress Group shall cooperate with the efforts of Echelon to, make all other filings and give notice to and obtain consents from all third parties that may reasonably be required to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

                  2.7 Licenses and Permits. On or prior to the Distribution
Date, or as soon thereafter as is practicable, Echelon shall prepare and file with the appropriate licensing and permitting authorities applications for the transfer or issuance to Echelon of all material governmental licenses and permits required for Echelon to operate the Echelon Business after the Distribution. The members of the Florida Progress Group and Echelon shall cooperate and use all commercially reasonable



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                             12



efforts to secure the transfer or issuance of the licenses and permits.

                  2.8 Settlement of Intercompany Accounts. Without limiting the terms of Section 2.9 hereof, as of the Effective Time, all intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for in any of the Ancillary Agreements or hereunder), including, without limitation, in respect of any cash balances, any cash balances representing deposited checks or drafts for which only a provisional credit has been allowed or any cash held in any centralized cash management system, between Echelon, on the one hand, and any member of the Florida Progress Group, on the other hand, shall be settled, capitalized or converted into ordinary trade accounts, in each case as set forth on Schedule
2.8 hereto.

                  2.9 Indebtedness and Capital Structure. On or prior to the Distribution Date, Florida Progress and Echelon shall take, or shall cause to be taken, the following actions:

                  (a) Echelon shall deliver to PCH the PCH Note in substantially the form of Exhibit A hereto in the principal amount of $36 million;

                  (b) Florida Progress shall contribute $[18] million to the equity of Echelon to provide cash for the payment of expenses incurred in evaluating and implementing the Distribution and to provide additional liquidity.

                  2.10 Resignations. Subject to Section 2.5 hereof, Florida
Progress shall cause all its employees to resign, effective as of the Effective
Time, from all positions as officers or directors of Echelon in which they serve. Echelon shall cause all its employees to resign, effective as of the Distribution Date, from all positions as officers or directors of any member of the Florida Progress Group in which they serve.

                  2.11 Ancillary Agreements. Prior to the Distribution Date, each of Florida Progress and Echelon shall enter into the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.
If there shall be a conflict between the provisions of this Agreement and the provisions of the Ancillary Agreements, the provisions of the Ancillary
Agreements shall control. Notwithstanding the foregoing, the effectiveness of the Ancillary Agreements shall be conditioned upon the Distribution.

                  2.12 No Representations or Warranties. Each of the parties hereto agrees that neither party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, as to title or value of Assets being transferred. It is also agreed that all Assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 5.4 hereof) the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that such party's title to any such Assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto agrees that neither party hereto is representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

                  2.13 Certain Contingent Liabilities. (a) Each of the parties hereto agrees that any Liability arising out of or in relation to any litigation, claims or proceedings brought by a third party or governmental agency who or which contends that its consent, authorization or approval was required in order to effectuate the Pre-Distribution Mergers or the Distribution shall be the responsibility of Echelon, and shall be deemed to be Echelon Liabilities accordingly.

                  (b) Echelon, on behalf of itself and the members of the Echelon Group, hereby waives any right which Echelon or any such Person may have at any time to seek contribution or any other recovery from or against any member of the Florida Progress Group for any and all Liabilities, other than Florida Progress Liabilities, relating to or involving the Echelon Business or the current, former or future Assets, or operations of any member of the Echelon Group which arise under, relate to or are based upon any law, statute, regulation, rule, judgment, decree, rule of common law or any similar requirement relating to hazardous or toxic substances or materials or to the protection of human health or the environment.

                  (c) Echelon and Florida Progress agree that each party shall assume liability for 50% of the total amount of any Liabilities arising out of, relating to or based upon any misstatements or omissions, or alleged misstatements or omissions, in the Registration Statement; provided, however, that until any Third-Party Claim giving rise to any such Liabilities has been the subject of a final non-appealable judgment or otherwise definitively settled, solely for purposes of determining the procedures for responding to such Third-Party Claim and the rights of the parties under Section 4.2 hereof, such Liabilities shall be deemed to be Florida Progress Liabilities, and 50% of the total amount of such Liabilities shall become Echelon Liabilities only after such Liabilities have become the subject of such a final non-appealable judgment or otherwise definitively settled.


                                   ARTICLE III

                                THE DISTRIBUTION

                  3.1 Record Date and Distribution Date. The Board of Directors of Florida Progress, in its sole discretion, shall have established the Record Date and the Distribution Date and shall establish any appropriate procedures in connection with the Distribution.

                  3.2 The Agent. Prior to the Distribution Date, Florida Progress shall enter (or shall have entered into) into an agreement with the Agent providing for, among other things, the payment of the Distribution, including the payment of cash in lieu of fractional shares, to the holders of Florida Progress Common Stock in accordance with this Article III.

                  3.3      Delivery of Share Certificates to Agent.  Florida
                           ---------------------------------------
Progress shall deliver to the Agent share certificates representing the outstanding shares of Echelon Common Stock delivered to Florida Progress by PCH pursuant to Section 2.3(b) hereof and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such common shares to holders of record of shares of Florida Progress Common
Stock on the Record Date as further contemplated by the Information Statement and herein. Echelon shall provide all share certificates that the Agent shall require in order to effect the Distribution.


                                   ARTICLE IV

                                 INDEMNIFICATION

                  4.1 Indemnification. (a) Except as specifically otherwise provided in any provision of this Agreement or of any Ancillary Agreement, Florida Progress shall, subject to this Article IV, indemnify, defend and hold harmless the Echelon Indemnitees from and against any and all Indemnifiable Losses of the Echelon Indemnitees arising out of, by reason of or otherwise in connection with the Florida Progress Liabilities or alleged Florida Progress Liabilities, including any breach by Florida Progress of any provision of this Agreement or any Ancillary Agreement.

                  (b) Except as specifically otherwise provided in any provision of this Agreement or of any Ancillary Agreement, Echelon shall, subject to this
Article IV, indemnify, defend and hold harmless the Florida Progress Indemnitees from and against any and all Indemnifiable Losses of the Florida Progress

Indemnitees arising out of, by reason of or otherwise in connection with the Echelon Liabilities or alleged Echelon Liabilities including any breach by Echelon of any provision of this Agreement or any Ancillary Agreement.

                  4.2 Procedures for Indemnification for Third-Party Claims. (a) If a claim or demand is made against a Florida Progress Indemnitee or an Echelon Indemnitee (each, an "Indemnitee") by any Person who is not a party to this Agreement (a "Third-Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to Section 4.1 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third-Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim.

                  If a Third-Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third-Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. Where there is more than one Indemnitee and the Indemnifying Party is responsible for the fees and expenses of separate counsel on behalf of such Indemnitees, the Indemnifying Party shall be responsible for the fees and expenses of only one such separate counsel unless, in the reasonable opinion of such counsel, the interests of the Indemnitees are such that representation by a single counsel would or could create a conflict of interest or otherwise be inappropriate, in which event the several Indemnitees may employ separate counsel to the extent necessary to avoid such conflict or as otherwise may be reasonably appropriate, and the fees and expenses of each such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third-Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third-Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

                  If the Indemnifying Party acknowledges in writing responsibility for a Third-Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third-Party Claim without the consent of the Indemnifying Party if the Indemnitee releases (in writing) the Indemnifying Party from its indemnification obligation hereunder with respect to such Third-Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third-Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third-Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third-Party Claim and releases the Indemnitee completely in connection with such Third- Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third-Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If an Indemnifying Party elects not to assume the defense of a Third-Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third-Party Claim.

                  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third-Party Claim) if the Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third-Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                  (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  4.3 Remedies Cumulative. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  4.4 Indemnification Payments. Indemnification required by this
Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.


                                    ARTICLE V

                          CERTAIN ADDITIONAL COVENANTS

                  5.1 Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, and subject to
Section 2.8 hereof, from and after the Distribution Date, (i) Florida Progress shall, and shall cause each member of the Florida Progress Group to, assume, pay, perform and discharge all Florida Progress Liabilities and (ii) Echelon shall assume, pay, perform and discharge all Echelon Liabilities. To the extent reasonably requested to do so by the other party hereto, each party hereto agrees to sign such documents, in a form reasonably satisfactory to such party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder.

                  5.2 Intercompany Agreements. (a) Except for this Agreement and the Ancillary Agreements, all contracts, licenses, agreements, commitments or other arrangements, formal or informal, between any member of the Florida Progress Group, on the one hand, and any member of the Echelon Group (or any predecessor thereof), on the other, in existence as of the Distribution Date, pursuant to which any member of the Florida Progress Group provides to any member of the Echelon Group any services (including, without limitation, management, administrative, legal, financial, accounting, data processing, insurance, or technical support), or the use of any Florida Progress Assets, or the secondment of any employee, or pursuant to which rights, privileges or benefits are accorded to any member of the Echelon Group or the Echelon Business as a unit of the Florida Progress Group, shall terminate as of the close of business on the day prior to the Distribution Date, except as specifically provided herein or on Schedule 5.2(a) hereto or in any Ancillary Agreement. From and after the Distribution Date, no member of the Echelon Group shall have any rights under any such contract, license, agreement, commitment or arrangement with any member of the Florida Progress Group, except as specifically provided herein or on Schedule 5.2(a) hereto or in any Ancillary Agreement.

                  (b) Except for this Agreement and the Ancillary Agreements, all contracts, licenses, agreements, commitments or other arrangements, formal or informal, between any member of the Echelon Group, on the one hand, and any member of the Florida Progress Group, on the other, in existence as of the Distribution Date, pursuant to which any member of the Echelon Group provides to any member of the Florida Progress Group any services (including, without limitation, management, administrative, legal, financial, accounting, data processing, insurance, or technical support), or the use of any Echelon Assets, or the secondment of any employee, or pursuant to which rights, privileges or benefits are accorded to any member of the Florida Progress Group or the Florida Progress Business as a unit of the Echelon Group, shall terminate as of the close of business on the day prior to the Distribution Date, except as specifically provided herein or on Schedule 5.2(b) hereto or in any Ancillary Agreement. From and after the Distribution Date, no member of the Florida Progress Group shall have any rights under any such contract, license, agreement, commitment or arrangement with any member of the Echelon Group, except as specifically provided herein or on Schedule 5.2(b) hereto or in any Ancillary Agreement.

                  5.3 Guarantees. (a) Except as otherwise specified in any Ancillary Agreement, Florida Progress and Echelon shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, any member of the Florida Progress Group removed as guarantor of or obligor for any Echelon Liability, including, without limitation, in respect of those guarantees and obligations set forth on Schedule 5.3(a) hereto.

                  (b) If Florida Progress or Echelon is unable to obtain, or to cause to be obtained, any such required removal as set forth in clause (a) of this Section 5.3, then the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by law or the terms thereof, Echelon shall, as agent or subcontractor for such guarantor or obligor, pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder from and after the date hereof, and such obligations shall be Echelon Liabilities.

                  (c) Without the prior written consent of the Chief Financial Officer or Treasurer of Florida Progress, from and after the Distribution Date, Echelon shall not renew or extend the term of, increase its obligations under, or transfer to a third party, by sale, assignment, merger or operation of law or otherwise any loan, lease, contract or other obligation of Echelon for which any member of the Florida Progress Group is or may be liable unless all obligations of the Florida Progress Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Chief Financial Officer or Treasurer of Florida Progress.

                  (d) For so long as Florida Progress or any member of the Florida Progress Group is a guarantor of or obligor for any agreement by Echelon to be and remain a "citizen of the United States" as defined in 49 U.S.C. ss. 40102 or in 46 U.S.C. ss. 802, Echelon agrees (i) that it shall be and remain a "citizen of the United States" as so defined and, in particular, that it will have a president, a chairman and persons comprising at least two-thirds of its board of directors who are citizens of the United States and (ii) that in the event its status as a "citizen of the United States" as defined in 49 U.S.C. ss. 40102 changes, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify Florida Progress and any member of the Florida Progress Group who is a guarantor of or obligor for any such Echelon Liability of such change in its status promptly after obtaining knowledge thereof or such belief as soon as practicable after such public disclosure but in any event within ten business days after such public disclosure. If at any time when Florida Progress or any member of the Florida Progress Group is a guarantor of or obligor for any such Echelon Liability, Echelon ceases to be a "citizen of the United States" as defined in 49 U.S.C. ss. 40102, and (A) any aircraft owned or controlled by Echelon (the "Aircraft") is then registered in the United States and the Aircraft shall be or would thereupon become ineligible for registration in the name of the relevant owner trustee under the Federal Aviation Act (the "FAA Act") as in effect at such time as a result of such lack of citizenship (without regard to the "based and primarily used" provisions thereof) and the regulations then applicable thereunder, or (B) (1) the Aircraft is then registered in a jurisdiction other than the United States, (2) a lessee, sublessee or sub-sublessee has given notice that it proposes to register the Aircraft within 120 days in the United States and (3) at the time such registration in the United States is proposed to occur, the Aircraft would be ineligible for registration in the name of the relevant owner trustee under the FAA Act as in effect at such time as a result of such lack of citizenship (without regard to the "based and primarily used" provisions thereof) and the regulations then applicable thereunder, then Echelon shall forthwith (x) transfer all (but not less than all) of its right, title and interest in and to the Aircraft or (y) take such other action, including, without limitation, the establishment of a voting trust or voting powers agreement (in which case Echelon shall remain the beneficial owner of the Aircraft), as may be necessary to prevent the deregistration of the Aircraft under the FAA Act or to maintain such registration of the Aircraft or to make possible such registration of the Aircraft in the United States and to prevent Florida Progress from being adversely affected as a result thereof. Any voting powers or voting trust arrangement utilized by Echelon (or any transferee of Echelon) shall be approved by the Federal Aviation Administration (to the extent required by the FAA Act or the Federal Aviation Administration).

                  (e) In addition to and not in limitation of the provisions of paragraph (d) above, Echelon agrees (i) not to permit the imposition or continuance of any lien or other Security Interest on any asset which would result in the breach of any obligation guaranteed by Florida Progress or any member of the Florida Progress Group, (ii) not to do or take any other action, or fail to do or take any action, which would result in the breach of any other obligation guaranteed by Florida Progress or any member of the Florida Progress Group, and (iii) to do and take any and all actions necessary to cause any guarantee of any Echelon Liability by Florida Progress or of any member of the Florida Progress Group to be cancelled, discharged or otherwise terminated as promptly as practicable.

                  5.4 Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, Florida Progress and Echelon shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

                  5.5 Witness Services. At all times from and after the Distribution Date, each of Florida Progress and Echelon shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any Action or threatened Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action or threatened Action between the requesting party and the party receiving the request. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

                  5.6      Certain Post-Distribution Transactions.  (a)(i)
                           --------------------------------------
Florida Progress shall comply, and shall cause each member of the Florida Progress Group to comply, with and otherwise not take action inconsistent with each representation and statement made with respect to Florida Progress or any other member of the Florida Progress Group to the Internal Revenue Service in connection with the request by Florida Progress for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, Florida Progress will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

                  (b)(i) Echelon shall comply with and otherwise not take action inconsistent with each representation and statement made with respect to Echelon to the Internal Revenue Service in connection with the request by Florida Progress for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution and (ii) until two years after the Distribution Date, Echelon will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

                  5.7 Certain Agreements of Echelon. Echelon hereby agrees that it is Echelon's plan and intention to use its reasonable best efforts to implement the Business Plan. Echelon acknowledges that, as provided for in the Business Plan, Florida Progress has provided Echelon with capitalization and liquidity which the parties believe is sufficient to allow Echelon to carry out the Business Plan, including liquidity reserves which the parties believe are sufficient to address unforeseen business risks or events. Echelon agrees to maintain at all times a liquidity reserve of at least $27 million during the first 12 months following the Distribution Date, a liquidity reserve of at least $25 million during the period beginning on the first day of the second year following the Distribution Date and ending on the last day of the second year following the Distribution Date, and a liquidity reserve of at least $17 million during the period beginning on the first day of the third year following the Distribution Date and ending on the last day of such third year.

                  5.8 Corporate Names. (a) Except as otherwise specifically provided in any Ancillary Agreement:

                  (i) as soon as reasonably practicable after the Distribution Date but in any event within two months thereafter, Echelon will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises which refer or pertain to Florida Progress or which include the Florida Progress name, logo or other trademark or other Florida Progress intellectual property; and

                  (ii) as soon as is reasonably practicable after the Distribution Date but in any event within six weeks thereafter, Echelon will remove from all letterhead, envelopes, invoices and other communications media of any kind, all references to Florida Progress, including the "Florida Progress" or "Progress" name, logo and any other trademark or other Florida Progress intellectual property, and Echelon shall not use or display the "Florida Progress" or "Progress" name, logo or other trademark or Florida Progress intellectual property without the prior written consent of Florida Progress.

                  (b) Except as otherwise specifically provided in any Ancillary Agreement:

                  (i) as soon as reasonably practicable after the Distribution Date but in any event within two months thereafter, Florida Progress will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises owned or used by it or other members of the Florida Progress Group which refer or pertain to Echelon or which include the "Echelon," "Talquin," "Progress Credit," "Progress Leasing" or "PLC Leasing" name, logo or other trademark or other Echelon intellectual property; and

                  (ii) as soon as is reasonably practicable after the Distribution Date but in any event within six weeks thereafter, Florida Progress will, and will cause the other members of the Florida Progress Group to, remove from all letterhead, envelopes, invoices and other communications media of any kind, all references to Echelon, including the "Talquin," "Progress Credit," "Progress Leasing" or "PLC Leasing" name, logo and any other trademark or other Echelon intellectual property, and Florida Progress and the other members of the Florida Progress Group shall not use or display the "Talquin," "Progress Credit," "Progress Leasing" or "PLC Leasing" name, logo or other trademark or Echelon intellectual property without the prior written consent of Echelon.

                  5.9 Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective as of the Distribution Date. To the extent that any transfers contemplated by Article II and V shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to Article II and V. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.


                                   ARTICLE VI

                              ACCESS TO INFORMATION

                  6.1 Provision of Corporate Records. Prior to or as promptly as practicable after the Distribution Date, Florida
Progress shall deliver to Echelon all corporate books, records and files (collectively, "Records") of Echelon in its possession and copies of the relevant portions of all Records of the Florida

Progress Group relating directly and primarily to the Echelon Assets, the Echelon Business, or the Liabilities of Echelon, including, in each case, all active agreements, active litigation files and government filings. From and after the Distribution Date, all Records so delivered shall be the property of Echelon.

                  6.2 Access to Information. Other than in circumstances in which indemnification is sought pursuant to Article IV (in which event the provisions of such Article will govern), from and after the Distribution Date, each of Florida Progress and Echelon shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonable required by the other party and relates to (x) such other party or the conduct of its business prior to the Effective Time or (y) any Ancillary Agreement to which the party requesting such access and the party requested to grant such access are parties.

                  6.3 Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article VI shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

                  6.4 Retention of Records. Except as otherwise agreed in writing, or as otherwise provided in the Ancillary Agreements, each of Florida Progress and Echelon shall, and shall cause any members of its Group to, retain all information in such party's possession or under its control relating directly and primarily to the pre-Distribution Business, Assets or Liabilities of the other party that is less than ten years old until such information is at least ten years old except that if, prior to the expiration of such period, information in the possession or control of either party is to be destroyed or disposed of, and such information is at least three years old, prior to destroying or disposing of any such information, (1) the party that is proposing to dispose of or destroy any such information shall provide no less than 30 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (2) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the information proposed to be destroyed or disposed of be delivered to such other party, the party that is proposing to dispose of or destroy such information promptly shall arrange for the delivery of the requested information to a location specified by, and at the expense of, the requesting party.

                  6.5 Confidentiality. Each of (i) Florida Progress and the Florida Progress Subsidiaries and (ii) Echelon and the Echelon Subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other party in its possession or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party, (B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (x) relates to the period up to the Effective Time, (y) relates to any Ancillary Agreement or (z) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, and neither party shall (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other party prior to such disclosure.

                  6.6 Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of the members of the Florida Progress Group and the members of the Echelon Group, and that each of the members of the Florida Progress Group and the members of the Echelon Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

                  (a) Florida Progress shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Florida Progress Business, whether or not the privileged information is in the possession of or under the control of Florida Progress or Echelon. Florida Progress shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting Florida Progress Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Florida Progress, whether or not the privileged information is in the possession of or under the control of Florida Progress or Echelon.

                  (b) Echelon shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Echelon

Business, whether or not the privileged information is in the possession of or under the control of Florida Progress or Echelon. Echelon shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting Echelon Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Echelon, whether or not the privileged information is in the possession of Echelon or under the control of Florida Progress or Echelon.

                  (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 6.6, with respect to all privileges not allocated pursuant to the terms of Sections 6.6(a) and (b) hereto. All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both Florida Progress and Echelon in respect of which both Florida Progress and Echelon retain any responsibility or liability under this Agreement shall be subject to a shared privilege between them.

                  (d) No party hereto may waive any privilege which could be asserted under any applicable law, and in which the other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

                  (e) In the event of any litigation or dispute between the parties hereto, a party and a Subsidiary of the other party hereto, or a Subsidiary of one party hereto and a Subsidiary of other party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

                  (f) If a dispute arises between the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of either party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

                  (g) Upon receipt by either party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which the other party has the sole right hereunder to assert a privilege, or if either party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information and to assert any rights it may have under this Section 6.6 or otherwise to prevent the production or disclosure of such privileged information.

                  (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of Florida Progress and Echelon, as set forth in Sections 6.5 and 6.6, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 6.1 and 6.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 4.2 and
5.5 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 4.2 hereof, and the transfer of privileged information between the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

                  6.7 Ownership of Information. Any information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to Article IV or this Article VI shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

                  6.8 Limitation of Liability. Neither party shall have any liability to the other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

                  6.9 Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement.

                                   ARTICLE VII

                             ADMINISTRATIVE SERVICES

                  7.1 Performance of Services. Beginning on the Distribution Date, Florida Progress will provide, or cause one or more of its Subsidiaries to provide, to Echelon such services on such terms as may be set forth in the Transition Services Agreement.

                  7.2 Independence. Unless otherwise agreed in writing, all employees and representatives of Florida Progress providing the scheduled services to Echelon will be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of Florida Progress and not employees or representatives of Echelon. In performing such services, such employees and representatives will be under the direction, control and supervision of Florida Progress (and not Echelon) and Florida Progress will have the sole right to exercise all authority with respect to the employment (including, without limitation, termination of employment), assignment and compensation of such employees and representatives.


                                  ARTICLE VIII

                               DISPUTE RESOLUTION

                  8.1 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"), the general counsels of the parties (or, such other senior officer appointed by the Chief Executive Officer of the relevant party) shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute, provided such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the parties began such negotiations; provided further that in the event of any arbitration in accordance with Section 8.2 hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

                  8.2 Arbitration. If after such reasonable period such general counsels (or other appointed officers) are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations), such Agreement Dispute shall be determined, at the request of either party, by arbitration conducted in St. Petersburg, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between the parties hereto, the number of arbitrators shall be one. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. ss. 10(a) as in effect on the date hereof). If the parties are unable to agree on an arbitrator, the arbitrator shall be selected in accordance with the Rules. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article VIII shall be determined by the arbitrator. In resolving any dispute, the parties intend that the arbitrator applies the substantive laws of the State of Florida, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including
(a) the Circuit Court of the State of Florida, Pinellas County, or (b) the United States District Court for the Middle District of Florida, in accordance with Section 10.16 hereof. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by the parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. Notwithstanding Article 32 of the Rules, the party which is not the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Article 32. Nothing contained herein is intended to or shall be construed to prevent either party, in accordance with
Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

                  8.3 Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VIII with respect to all matters not subject to such dispute, controversy or claim.


                                   ARTICLE IX

                                    INSURANCE

                  On or before the Distribution Date, Florida Progress and Echelon will take such actions with respect to insurance coverage of the Echelon Assets and the Echelon Business as Florida Progress and Echelon shall reasonably deem appropriate to permit Echelon to implement a smooth transition to being an independent company upon the Distribution.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail. Other than Section 2.12 and Article VIII, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

                  10.2 Ancillary Agreements. Subject to the last sentence of Section 10.1 hereof, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

                  10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to the other party.

                  10.4 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  10.5 Expenses. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses



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                             31



incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery and implementation of this Agreement and any Ancillary Agreement, the Registration Statement, the Information Statement, and the Distribution and the consummation of the transactions contemplated thereby shall be charged to and paid by Florida Progress to the extent such costs and expenses exceed 100% of the amount contributed by Florida Progress to Echelon pursuant to Section 2.9(b). Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by one party hereto to the other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefore is made.

                  10.6 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To Florida Progress Corporation:

                  3201 34th Street South
                  St. Petersburg, Florida  33711
                  Telephone:  (813) 866-5153
                  Telecopy:   (813) 866-4881

                  Attn:  General Counsel


                  To Echelon International Corporation:

                  One Progress Plaza
                  Suite 2400
                  St. Petersburg, Florida  33701
                  Telephone:  (813) 824-6768
                  Telecopy:   (813) 824-6536

                  Attn:  Chief Executive Officer


                  10.7 Waivers. The failure of either party to require strict performance by the other party of any provision in this Agreement will not waive or diminish such party's right to demand strict performance thereafter of that or any other provision hereof.

                  10.8 Amendments. Subject to the terms of Section 10.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  10.9 Assignment. (a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  (b) Echelon will not distribute to its stockholders any interest in any Echelon Subsidiary, by way of a spin-off distribution, split-off or other exchange of interests in an Echelon Subsidiary for any interest in Echelon held by Echelon stockholders, or any similar transaction or transactions, unless the distributed Echelon Subsidiary undertakes to Florida Progress to be jointly and severally liable for all Echelon Liabilities hereunder.

                  10.10 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  10.11 Termination. This Agreement (including, without limitation, Article IV hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Florida Progress without the approval of Echelon or the stockholders of Florida Progress. In the event of such termination, no party shall have any liability of any kind to the other party or any other Person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Article IV shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such Persons.

                  10.12 Subsidiaries. Florida Progress shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Florida Progress Subsidiary. If Echelon subsequently organizes or acquires any Subsidiary, Echelon shall not permit such Subsidiary to take or fail to take any action, if taking or failing to take such action would result in a breach of this Agreement if taken or failed to be taken, as the case may be, by Echelon. Echelon shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Echelon Subsidiary.

                  10.13 Third Party Beneficiaries. Except as provided in Article IV relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  10.14 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  10.15 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  10.16 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE
STATE OF FLORIDA.

                  10.17 Consent to Jurisdiction. Without limiting the provisions of Article VIII hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Circuit Court of the State of Florida, Pinellas County, and (b) the United States District Court for the Middle District of Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Middle District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Circuit Court of the State of Florida, Pinellas County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this
Section 10.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Circuit Court of the State of Florida, Pinellas County, or (ii) the United States District Court for the Middle District of Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  10.18 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                          FLORIDA PROGRESS CORPORATION,
                                            a Florida corporation


                                          By:/s/James V. Smallwood
                                                ---------------------
                                                James V. Smallwood
                                                Vice President and Treasurer


                                          ECHELON INTERNATIONAL
                                          CORPORATION,
                                            a Florida corporation


                                          By:/s/Darryl A. LeClair
                                                ---------------------
                                                Darryl A. LeClair
                                                President and Chief
                                                 Executive Officer